Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 2, 2025, with respect to the financial statements of Tevogen Bio Holdings Inc. incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 30, 2025